EXHIBIT 16.1

                 [LETTERHEAD OF WIENER, GOODMAN & COMPANY, P.C.]


                                                               November 15, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                               Re: PREMIER CLASSIC ART, INC.
                                                   -------------------------

Gentlemen:

              We have read the Form 8-K dated November 6, 2002 of Premier Classic Art, Inc. (the "Company") and are in agreement with the statement contained therein pertaining to us.

                                               Very truly yours,



                                               Wiener, Goodman & Company, P.C.


c.c. Premier Classic Art, Inc.